Exhibit 23.1
ValueKnowledge LLC
Business Valuations/Seeking Fairness
15 Spinning Wheel Road, Suite 210, Hinsdale, IL 60521
tel: 630-655-8411 fax: 630-455-9078
www.valueknowledge.com
May 14, 2009
Cardiovascular Systems, Inc.
651 Campus Dr.
St. Paul, MN 55112
Re: Consent of ValueKnowledge LLC
Ladies and Gentlemen:
We hereby consent to the references to our firm’s name for the purpose of the incorporation by reference of such information from the Cardiovascular Systems, Inc. Form 10-Q for the quarter ended March 31, 2009 into the Registration Statements of Cardiovascular Systems, Inc. on Forms S-8 (File Nos. 333-158987, 333-158755, and 333-135954).
Sincerely,
/s/ ValueKnowledge LLC
ValueKnowledge LLC